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                                                              EXHIBIT 99(j)(h)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Fund Service Providers" in the Prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 55 to the registration statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
October 24, 2005